Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. § 1350

This certification is provided pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarterly period ended April 4, 2009 of Eddie Bauer Holdings, Inc. (“Eddie Bauer”).

I, McNeil S. Fiske, Jr., certify that:

1.	This quarterly report of Eddie Bauer on Form 10-Q fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Eddie Bauer.

Date: May 14, 2009

/s/ McNeil S. Fiske, Jr.
McNeil S. Fiske, Jr.
Chief Executive Officer

This certification accompanies this report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by Eddie Bauer for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to liability pursuant to that section. The certification shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that Eddie Bauer specifically incorporates it by reference.

A signed original of this written statement required by Section 906 has been provided to Eddie Bauer and will be retained by Eddie Bauer and furnished to the Securities and Exchange Commission or its staff upon request.